EXHIBIT 10.1
                                                    Execution Copy

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into as of the 22nd day of March, 1996, by and between NHP Management Company, a District of Columbia corporation, successor by name change to NHP Property Management, Inc. ("Sublessor"), and Columbia Gas System Service Corporation, a Delaware corporation ("Subtenant").

                                   WITNESSETH:

     WHEREAS, Sublessor has leased space ("Sublessor's Premises") in the building (the "Building") located at 12355 Sunrise Valley Drive, Reston, Virginia, pursuant to a certain lease dated as of June 16, 1993 (the "Prime Lease"), entered into by and between OP&F Schroder Trust, as landlord ("Landlord"), and Sublessor, as tenant, a copy of which is attached hereto as EXHIBIT A and incorporated herein by reference; and

     WHEREAS, Subtenant desires to sublet all of Sublessor's
Premises and Sublessor is willing to sublet the same on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, Sublessor, for and in consideration of the rents, covenants, and agreements hereinafter contained on the part of Subtenant to be paid, kept and performed, does hereby rent and demise unto Subtenant, and Subtenant hereby takes and hires from Sublessor, all of Sublessor's Premises outlined on EXHIBIT B attached hereto and made a part hereof, containing approximately 43,052 square feet of rentable area, on the third (3rd) and fourth
(4th) floors of the Building (the "Premises");

     TO HAVE AND TO HOLD the same unto Subtenant, its successors and assigns, subject to the terms and conditions of the Prime Lease, except as otherwise provided herein, and upon the rentals, terms, covenants, conditions, and provisions hereinafter set forth;

     AND, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

     1.   TERM.     The term of this Sublease (the "Term") shall
commence on June 1, 1996 (the "Sublease Commencement Date"), and shall end on the day immediately preceding the last day of the term of the Prime Lease (i.e., either July 30, 1998, or August 30,
1998) (the "Term Expiration Date").

          2.   RENTABLE AREA; BASIC RENT; PAYMENT.

          (a) Sublessor and Subtenant agree that the rentable square footage of the Premises shall be, for all purposes hereunder, 43,052 square feet (the "Rentable Area").

          (b) Subtenant covenants and agrees to pay to Sublessor a basic annual rental ("Basic Rent") according to the following schedule throughout the Term:

          1.   June 1, 1996 to May 31, 1997 - $15.25 per rentable
               square foot;
          2.   June 1, 1997 to May 31, 1998 - $16.00 per rentable
               square foot; and
          3. June 1, 1998 to the Term Expiration Date - $16.75 per rentable square foot (per annum).

     Basic Rent shall be payable in advance without deduction or demand, in equal monthly installments on the first day of each calendar month during the Term; and for any portion of a calendar month at the beginning or end of the Term, such monthly installment of Basic Rent shall be prorated. Notwithstanding the foregoing sentence, one (1) month's installment of Basic Rent shall be due and payable on the date of full execution of this Sublease and shall be credited against Basic Rent on the Sublease Commencement Date provided that Subtenant is not in default under any of the terms and conditions of this Sublease on such date.

          (c) All payments of Basic Rent and additional rent shall be made to Sublessor at Sublessor's notice address set forth in Section 15 hereof or such other address as Sublessor may designate by notice to Subtenant from time to time. Upon receiving reasonable prior notice from Subtenant, at Sublessor's option, Subtenant shall pay monthly installments of Basic Rent in federal funds by wire transfer as directed by Sublessor.

     3. ADDITIONAL RENT FOR INCREASES IN REAL ESTATE TAXES AND ANNUAL OPERATING CHARGES.

          (a) Sublessor and Subtenant agree that Subtenant has no obligation to pay Tenant's Proportionate Share (as defined in Section 1.10 of the Prime Lease) of Operating Expenses (as defined in Section 7.2 and 7.3 of the Prime Lease).

          (b) Sublessor and Subtenant agree that Subtenant has no obligation to pay Tenant's Proportionate Share (as defined in Section 1.10 of the Prime Lease) of Real Estate Taxes (as defined in Section 8.2 of the Prime Lease).

     4. LATE PAYMENT. If Subtenant fails to pay any installment of Basic Rent and/or additional rent within seven (7) days after such installment becomes due and payable, Subtenant shall pay to Sublessor (subject to the limitations hereinafter described) a late charge equal to five percent (5%) of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is two (2) percentage points greater than the prime rate then in effect at Citibank, N.A., New York, New York, (or its successor) from the date such installment became due and payable to the date of payment thereof by Subtenant; provided, however, that nothing herein shall be construed or implemented in such a way as to allow Sublessor to charge or receive interest in excess of the maximum legal rate allowed by law. Such late charge and interest shall constitute additional rent due and payable with the next monthly installment of Basic Rent.

     5. SECURITY DEPOSIT. No security deposit shall be required under this Sublease.

     6. SUBTENANT'S ACCEPTANCE OF PREMISES. Subtenant accepts the Premises in its existing "as-is" condition as of the date hereof, subject to reasonable wear and tear between the date hereof and the Sublease Commencement Date.

     7. TENANT ALTERATIONS. Subject to Landlord's consent (if required under the provisions of Article 13 of the Prime Lease), and upon the prior written consent of Sublessor (which consent may not be withheld unreasonably), Subtenant may cause to be made, at Subtenant's sole cost and expense, alterations or improvements to the Premises. Notwithstanding any language to the contrary in this Section 7, Subtenant shall not make any alterations, additions or improvements to the Premises which are structural in nature, which are visible from outside the Premises, or which adversely affect the Building's base building structure, equipment, systems, or services, or the HVAC systems or the proper functioning thereof or Landlord's or Sublessor's access thereto. Sublessor may condition its consent to the installation of improvements by Subtenant upon Subtenant's agreement to remove such improvements at the expiration of the Term and to restore any damage to the Premises caused by such removal. At the expiration of the Term, all improvements installed by Subtenant shall become the sole property of Sublessor, except for trade fixtures, and other items installed by Subtenant required by the Landlord to be removed, which trade fixtures and other items shall be removed by Subtenant. However, Subtenant shall have no obligation to remove any improvements or fixtures installed in the Premises prior to the Sublease Commencement Date. Upon request by Subtenant, Sublessor shall, prior to the installation of any Alterations (as defined in the Prime Lease), request that the Landlord identify all or any portion of such Alterations which Landlord shall require be removed at the expiration of the Term. Subtenant shall repair any damage caused to the Premises as a result of the removal of any such trade fixtures or other items.

Any improvements installed by Subtenant without the prior written consent of Sublessor or otherwise required to be removed by Subtenant under the terms of this Section 7 may be removed by Sublessor, and Sublessor may correct, repair and restore the Premises and any damage arising from such removal, and Subtenant shall be liable for any and all reasonable costs and expenses incurred by Sublessor in the performance of this work.

     8. INCORPORATION OF PRIME LEASE. Subtenant acknowledges that this Sublease is expressly subordinate and subject to the Prime Lease, and that any termination of the Prime Lease shall likewise extinguish this Sublease. Except for Sections 1.3, 1.4, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.16, 1.18, 1.19, 1.20;
Sections 2.14, 2.16, 2.19, 2.21; Sections 3.3, 3.4, 3.5; Article
4; Sections 5.4, 5.5; Article 6; Article 7; Article 8; Sections
13.2 and 13.3; Section 22.6; Section 27.19; Exhibits A-2 through A-5, B through B-2, E and F of the Prime Lease; and to the extent not otherwise inconsistent with the terms and conditions of this Sublease or applicable only to the original parties to the Prime Lease (such as references in the Prime Lease to NHP, Inc., as Guarantor or to Tenant's exterior signage rights), the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated herein by reference to the following understandings:

          (a) To the extent not inconsistent with the terms and conditions of this Sublease, the term "Landlord" as used in the Prime Lease shall refer to Sublessor hereunder, its successors and assigns, and the term "Tenant" as used therein shall refer to Subtenant hereunder, its successors or assigns. For example, in the event that Subtenant shall fail to make timely payment of Basic Rent or additional rent when due and payable hereunder, or shall otherwise violate or fail to perform any of the other covenants or agreements made by Subtenant hereunder, the respective rights and duties of Sublessor and Subtenant hereunder shall be determined by reference to an application of Article 22 of the Prime Lease after substitution of the term "Sublessor" wherever "Landlord" shall appear in such Article 22, substitution of the term "Subtenant" wherever "Tenant" shall appear in such
Article 22 and substitution of the term "Sublease" wherever "Lease" shall appear in such Article 22.

          (b) In any case where the Landlord reserves the right to enter the Premises, said right shall inure to the benefit of Sublessor, as well as to Landlord.

          (c) With respect to work, services, repairs, repainting, and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublessor's sole obligation with respect thereto shall be to request the same, on request in writing by Subtenant, and to use its reasonable efforts to obtain the same from Landlord.

          (d) Sublessor (and not Subtenant) shall pay all rent, additional rent and additional charges payable to Landlord under the Prime Lease with respect to the Premises except that Subtenant shall pay any additional charges payable to Landlord for any after hours services (including heating or air conditioning services) or special services requested by Subtenant.

          (e) Each party hereto agrees to perform and comply with the terms, provisions, covenants, and conditions of the Prime Lease and not to do or suffer or permit anything to be done which would result in a default under or cause the Prime Lease to be terminated or forfeited.

          (f) Except in the event Landlord's failure to perform its obligations under the Prime Lease arises as a result of Sublessor's default in the performance of any of its obligations under the Prime Lease that is not attributable to a default by Subtenant under this Sublease, Sublessor shall have no obligation or liability to Subtenant in the event that Landlord fails to perform any of its obligations under the Prime Lease, and Subtenant shall look solely to Landlord (and not to Sublessor) for the performance of any such obligations. Notwithstanding the preceding sentence, upon receiving notice of Landlord's default from Subtenant, Sublessor, at Subtenant's sole expense, agrees to notify Landlord of such default and use commercially reasonable efforts to cause Landlord to remedy such default.

     9.   SERVICES AND UTILITIES.

          (a) The parties acknowledge that the rent set forth herein, subject to Section 3 hereof, includes the provision by the Landlord of the services and utilities set forth in Article 18 of the Prime Lease, including cleaning services in accordance with the specifications set forth in Exhibit A-7 to the Prime Lease. Subtenant shall have access to the Premises twenty-four (24) hours per day, 365 days per year, subject only to required preventive maintenance and emergencies.

          (b) In accordance with Section 1.12 of the Prime Lease, the hours of operation of the Building shall be 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. through 1:00 p.m. on Saturdays, legal holidays observed by the federal government excepted. Subtenant shall pay for heat or air conditioning of the Premises beyond the normal hours of operation of the Building at the rate then charged by Landlord for such service pursuant to
Section 18.2 of the Prime Lease. The current rate, which is subject to increase pursuant to the Prime Lease, is approximately Twenty-Five Dollars ($25.00), per hour, per floor.

          (c) Subtenant shall have the right to obtain, at Subtenant's sole cost and expense (if any is charged by Landlord), Sublessor's building directory listings.

          (d) Sublessor will provide Subtenant, at Sublessor's sole cost and expense, an electronic suite entry security system from Setec which is compatible with the system currently in place for Sublessor's Premises. All monitoring and maintenance charges relating to Subtenant's occupancy of the Premises shall be contracted for by Subtenant directly with Setec at Subtenant's sole cost and expense.

          (e)  At no cost (including, without limitation, Basic
Rent or additional rent) to Subtenant, Sublessor will provide
Subtenant with approximately 1,000 square feet of storage space on the concourse level of the Building.

     10. USE OF PREMISES. Subtenant and its affiliates may use the Premises for general office purposes and no other purpose, and Subtenant agrees that its and its affiliates use of the Premises shall be governed in all respects by the Prime Lease.

     11. SUBLETTING AND ASSIGNMENT. Subtenant acknowledges and agrees that it shall not be entitled to assign, sublease, or in any way transfer the Premises or any portion thereof to any other party without first obtaining the prior written consent of Sublessor (which consent may not be withheld unreasonably) and Landlord (pursuant to the provisions of Article 11 of the Prime Lease). In the event that Subtenant proposes to sublease or assign the Premises or any portion thereof, Subtenant shall provide to Sublessor thirty (30) days' advance written notice of Subtenant's intention to do so. This notice shall set forth the name and business address of the proposed subtenant or assignee, the premises to be sublet or assigned, the rent to be reserved to Subtenant, any rights of the proposed subtenant or assignee to use Subtenant's improvements, and all other material terms and conditions of the proposed sublease or assignment. Together with this notice, Subtenant shall provide Sublessor with the proposed subtenant's or assignee's most recent financial statement. Subtenant shall pay Sublessor, within five (5) days of receipt, sixty-five percent (65%) of the amount of rent payable by any subtenant or assignee in excess of the amount of rent payable by Subtenant with respect to the subleased or assigned portion of the Premises, after deducting reasonable and customary out-of-pocket costs incurred by Subtenant in connection with such assignment or subletting. Subtenant acknowledges that in the event of any sublease, assignment or transfer, Subtenant shall remain bound by all of its obligations under this Sublease.

     12. WAIVER OF JURY TRIAL. Sublessor and Subtenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect of any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublessor and Subtenant hereunder and/or Subtenant's use or occupancy of the Premises.

     13.  INDEMNIFICATION BY SUBTENANT; INSURANCE.

          (a) Subtenant shall and hereby does indemnify and hold harmless Sublessor from any liability for all actions, claims, demands, liabilities, costs, losses, damages, expenses (including attorneys' fees), penalties, or fines asserted against, imposed upon or incurred by Sublessor or Landlord by reason of property damage or bodily injury to persons or property occurring upon or in connection with the use or occupancy of the Premises from any cause whatsoever or arising out of or resulting from the performance of Subtenant's Work, unless caused by the negligent or intentional acts of, respectively, Sublessor or Landlord. No approval by Sublessor or Landlord of Subtenant's Construction Drawings or Subtenant's Work shall excuse or release Subtenant from its obligations under this subsection.

          (b) Subtenant shall obtain and maintain all insurance types and coverages as specified in Article 17 of the Prime Lease to be obtained and maintained by Sublessor, as tenant, in amounts not less than those specified in the Prime Lease. All policies of insurance obtained by Subtenant shall name Landlord and Sublessor as additional insureds thereon in accordance with the Prime Lease. Subtenant's insurance shall be primary over Landlord's and Sublessor's insurance. Subtenant will deliver to Sublessor certificates in accordance with the requirements of Section 17.4 of the Prime Lease reflecting that Subtenant has obtained and is maintaining the required insurance coverage in the appropriate amounts. Subtenant shall obtain the policy of commercial general liability insurance required under this subsection with an endorsement which provides contractual liability insurance insuring the indemnity set forth in Section 13(a) hereof.

     14. SURRENDER OF POSSESSION. Subtenant covenants to remove all goods and effects from the Premises which are not the property of Sublessor or the Landlord on the Term Expiration Date or other termination of this Sublease, and to yield up to Sublessor the Premises, together with all keys, locks and other fixtures connected therewith in good repair, order and condition in all respects, reasonable wear and use thereof excepted. In the event that Subtenant shall not immediately surrender the Premises on the Term Expiration Date, the provisions of Section 24.2 of the Prime Lease shall govern the relationship between Subtenant and Sublessor.

     15. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Sublease shall be in writing and shall be (i) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (ii) transmitted by hand delivery, or (iii) transmitted by guaranteed overnight courier, addressed:

     If to Sublessor:

     Prior to June 1, 1996:

          NHP Management Company
          12355 Sunrise Valley Drive, Suite 300
          Reston, Virginia  22091-3476
          Attn:     Arthur R. Dochterman
                    Director, Facilities and Services

     After June 1, 1996:

          NHP Management Company
          8065 Leesburg Pike, Suite 400
          Vienna, Virginia  22182
          Attn:     Arthur R. Dochterman
                    Director, Facilities and Services

     If to Subtenant:

     Prior to Subtenant's Occupancy of the Premises:
          Columbia Gas System Service Company
          20 Mont Chanin Road
          Wilmington, Delaware  19807
          Attn:     Manager of Building and
                    Administrative Services

     After Subtenant's Occupancy of the Premises:
          At the Premises
          Attn:     Manager of Building and
                    Administrative Services

     Each party may designate by notice in writing, in accordance with this Section, a new address to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee, or at such time as delivery is refused by the addressee upon presentation.

     16. BROKERS. Grubb & Ellis, Inc., representing Sublessor and Premisys Real Estate Services representing Subtenant (the "Brokers") have acted as the sole brokers in this transaction. Sublessor agrees to pay a commission to each such broker in accordance with a separate agreement executed by Sublessor and each such broker. The parties hereto represent and warrant that no other broker, finder or similar agent has been involved in the transaction contemplated by this Sublease, and the parties shall indemnify and hold each other harmless against all costs and expenses, including attorneys' fees, in connection with a breach of the foregoing representation and warranty, including, without limitation, any claim for brokerage or other commission arising from or out of the transaction contemplated herein.

     17. PARKING. Subtenant shall have the right to obtain all of Sublessor's parking space allocation of one hundred fifty-five
(155) parking spaces, of which one hundred forty-five (145) shall be unreserved, non-exclusive parking spaces available in the Parking Facilities (as defined in the Prime Lease), and ten (10) shall be parking spaces in the Parking Facilities designated, to the extent permitted under the Prime Lease, for Subtenant's exclusive use. Subtenant's use and enjoyment of the Parking Facilities shall be under the terms and conditions described in the Prime Lease. The cost of painting Subtenant's name on the parking spaces in the Parking Facilities reserved for Subtenant's exclusive use shall be at Subtenant's sole cost and expense.

     18. QUIET ENJOYMENT. Provided that Subtenant keeps and observes the covenants set forth herein to be kept and observed, Sublessor covenants that Subtenant shall peaceably and quietly enjoy possession of the Premises during the Term without molestation or hinderance by Sublessor or any party claiming through or under Sublessor, subject to the provisions of this Sublease.

     19. BINDING EFFECT. Subject to the provisions hereof restricting assignment or subleasing, this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     20. APPLICABLE LAW. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. If any term, covenant, condition or provision of this Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Sublease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.

     21. ENTIRE AGREEMENT. This Sublease, together with any exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, not contained herein shall be of any force or effect.

This Sublease may not be modified, changed, or altered, in whole or in part, in any manner other than by an agreement in writing duly signed by both parties hereto.

     22. SUBLESSOR'S RIGHT TO TERMINATE. Provided that Subtenant is not in default hereunder beyond the expiration of any applicable cure period, Sublessor agrees not to exercise its right to terminate the Prime Lease pursuant to Section 4.2 of the Prime
Lease.

     23. REQUEST FOR ESTOPPEL CERTIFICATES. Upon request from Subtenant from time to time, Sublessor shall submit to the Landlord for execution and delivery by the Landlord an estoppel certificate containing the information described in Section 27.4 of the Prime Lease, and Sublessor shall use reasonable efforts to obtain the same. Upon receipt of such estoppel certificate, Sublessor shall promptly deliver the same to Subtenant.

     24. REPRESENTATIONS OF SUBLESSOR. Sublessor represents and warrants to Subtenant that as of the date hereof (i) the Prime Lease is in full force and effect and unmodified; (ii) Subtenant is not in monetary default and to the best of its knowledge is not in non-monetary default under the Prime Lease; and (iii) to the best of its knowledge, the Landlord is not in default under the Prime Lease.

     25. LANDLORD APPROVAL. This Sublease shall be contingent upon Sublessor's and Subtenant's receipt of Landlord's written approval. If such written approval has not been obtained within thirty-five (35) days after the date hereof, either party shall have the right at its option to terminate this Sublease by sending written notice of such election to the other party at any time prior to the date such written approval is obtained.

     IN WITNESS WHEREOF, the undersigned have duly executed this Sublease as of the day and year first above written.

                              SUBLESSOR:

Attest:                       NHP MANAGEMENT COMPANY, a District
[Corporate Seal]              of Columbia corporation



/S/ MILDRED BANKS             By:       /S/ JOEL BONDER
                              Name:         JOEL BONDER
                              Title:    SENIOR VICE PRESIDENT



                     [Signatures Continue on Following Page]

                              SUBTENANT:

Attest:                       COLUMBIA GAS SYSTEM SERVICE
[Corporate Seal]              CORPORATION, a Delaware corporation


/S/ ARTHUR DOCHTERMAN         By:       /S/ P. L. WAGLEY
                              Name:         P. L. WAGLEY
                              Title:    SENIOR VICE PRESIDENT